Delaware

The First State

I, JEFl'RB:Y W. BULLOCK, SECRETARY OF S'l'A'l'E OF 'l'HE STATE OF DELAWARE, DO HEREBY CER'l'IFY 'l'HE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "ME'l'ROSPACES, INC. ", FILED IN THIS OFFICE ON THE FIRST DAY OF OCTOBER, A.D. 2014, AT 1:36 O'CLOCK **P.H.**

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED 'l'O THE NEW CASTLE COUNTY RECORDER OF DEEDS.

4471633 8100

141244838

Jeffrey W. Bullock, Secretary of State

AU'l'HENTICATION: 1776268

DATB: 10-14-14

SGcre of State
D1vuion o .?p0rat10ru1
Delivered 01:36 PM 10/01/2014
11TFD 01:36 PH 10/01/2014
SRV 141244838 - 4471633 FltF

STATE OF DELA 'ARE
CERrnt·ICAI'E tIF 1-\M·t:NOMENT
OFTJIE
CER1.IFICATE Of- INCORPORATION
OF
METROSPACF.S,. INC

tETROSPAC E INC-.. a t.uporation organiicd and cmis.ti•IJ undc:r tl'H! (',eneral C o,poratiort 1..aw. DOES HER.EBIr Cf,RTIFY th,,t:

FIR<IT: The Board of Din:c tors adopted a resolutioctrin.g fo;tb a prσ ,Wo-w anic11dm:nt 10 lhe Certil.icatc 01· Inc.orp<lratu, declaring said am,:ndmmt tt, be ad,•isablc. n. -otnmendina its .rpp roval t<l the $£<,ekhalders 4ftd S\lbmitting it 10 "8id st-.,ekl>0\der$ for oon&id'1f.illkln lbereof3' The MOlutio11 setting forth the proposed Mnl in1ent is a follo\\--s:

RESOLVED. t ,t the following patt1graph be ad d immediat.cly after rhe first paragraph N Anietc V1:

At 5:00 p.m. local 1inic in Miami. Flori on October 31, 2014. every fivt hundred (SOO) issued and out tantli.ng shar ofthe: Corporation)I OJmmon Stock par \'&lue S0.000(>01 per m, re (the: ..Old Common Stoclc'"1. shall be rec:b.. itied nd converted in10 oae (I I validly is...,ucd.. fully paid and non•asscssahle bt1re of coh\m\ffl !tock.. par \,4ftlue S0..00001 i,er ,1,are (the '·New Common Stock,.. Eleh cmificate repre5enting share$ of ()Id C·omrnon Stock 111all ·1hcrcaAcr cnt lha 11nmbct or hares ,:,f Nc-ct1 Cot11mon Stock into ,vhich d shares <1f' Old C"mmon Stock n.. t<<i by such c rtiflcate: wc.7e lassificd •Id coov-..,·tcd t,y virtue ot"-.aid conversion and. reclasstflcation.. .A.ny fracticmal share 1001 wooid otllet wise: be is. uablc as a R:sult of said wnvers.ion and 1assific1tioo shall t,e roundetl up to the ncart.'!t whoJc mare in 1ieu orany pay1iN.:nl fo, s,,ch fradi<lflal bate; and

RF..SOI..-VEO, tht fotlO\\'ing rsrovi ionk tliminated fJOm Artlc1e Vl of the Ccrti1ka,te of lncorporat,on

THIRD:

The Prefer Stoc:k is 1",reby cst.lblished as Serles A frelt cd Stock. designated ' cs A Ptefem:d Stock. The ntt1nbcr of $hares of Series A Preferred Stock shall be 10 00(>.000 shtLrcs.. and have a par value .000001. The Scra:s A Prefc,ccd Stock lltar shall ha\lc superi rity voting rights equal to 1.000 votes p!!r <ba"e, 1·n lhe e\'G;I\I that· such votes do not· total S 1% all votCl, 1han rc-gmtlcss orthe pro\.1 ions af thi5 paragraph, in any such • the o1 CII$1 hy Scrit:s A Preferred St k sh.ill bt equal to SI 'O,of alI vote cns1 at any 1nectinll, of sharcholde or an)· t'ISUe pllt to tl10 sl1ar;11oldcrs for voliftlt and the Co,npany matate that :my 11.!Cb actio11 .:a!l had b · nmj.01-ity 'Ole oraU sb:lteholdc1li. Fur..hcrmott

t1le holdt. ol' Series A Prctcrrcd share h,o"c the risht tc., the rna.iority of the Oirtctoo. to the Board Or the C-011lpclll)' and to 1\lnher amend the .Article o t· IncorpQration rt, ef\SIJitG lhe fi1rthcrence ofltte Cotnp.iny and i operation .

SECOND! Pu ,nt t()Stc,-ion *228* ot' the Cio1eral CorporAtic,n 1,,1. ·•. C:<>M¢nlS in \.\·riting adopting said ntwlution were iigned by t.he J1oldcrs of 0'11:stantling s.tock bnvi not less ihan the min11nwn nwnber of " tc that would b,e nc:ccssar)· to a1ttbtvi2e ar take !ruth Ktiot1 at a meeting at ,,·hich all sharn.ti.tled to vote lhcn.-on were pre ent and ,.(,lied ,.,.d 1il1ch eon!;cnt5 ,,·ere delii,·cred 10 the Corpor.1tion by del ivery to its otliccr bavi.ng cu tody of the 1 aook in which procecdin of meetings tlf $lockboklers are rccotdcd.

THIRD: Said umondn1cnt: \\l3s duty adopted i11 a cordaocc ,, ith111.c pro\i.sions of Scclion 242 \lt't·hc Gcn ral Corporation Law,

IN WITNL. C, \\rHEREOFt the Corpcralioo has caused this Ccrtificat,t of Amet1drne11i to be s.ig, 'CI t.lll its behalf by itsofficer 1l1en:uritler ifuly a thorized this lh.irtieth cllay of Octolx.-r 2014.

lft:TROSP.I\C£St INC.

By:-.-1' ____

Oscar Bri tl

P idetlt